                                                                     EXHIBIT 2.1


                            STOCK PURCHASE AGREEMENT



                         Dated as of December 30, 1999


                                     Among


                           DIGITAL VIDEO ARTS, LTD.,
                  THE SHAREHOLDERS OF DIGITAL VIDEO ARTS, LTD.
                     LISTED ON THE SIGNATURE PAGES HERETO,
                               CORUM GROUP, LTD.

                                      and

                         SEACHANGE INTERNATIONAL, INC.

                               TABLE OF CONTENTS

                                                                             Page
                                                                             ----
STOCK PURCHASE AGREEMENT                                                      1

ARTICLE I  THE TRANSACTION                                                    1

 1.1.  Sale and Purchase of Stock..........................................   1
 1.2.  Consideration and Payment...........................................   1
 1.3.  Closing Time and Place..............................................   1
 1.4.  Deliveries and Proceedings at the Closing...........................   2
 1.5.  Escrow Account......................................................   2
 1.6.  Default by any Seller...............................................   2
 1.7.  Tax-Free Reorganization.............................................   3
 1.8.  Waiver..............................................................   3

ARTICLE II  REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SELLERS     3

 2.1.  Corporate Existence and Power.......................................   4
 2.2.  Capitalization......................................................   4
 2.3.  Subsidiaries........................................................   5
 2.4.  Consents and Governmental Authorization.............................   5
 2.5.  Authorization and Enforceability....................................   6
 2.6.  Non-Contravention...................................................   6
 2.7.  Financial Statements................................................   6
 2.8.  No Undisclosed Material Liabilities.................................   7
 2.9.  No Material Adverse Changes.........................................   7
 2.10. Taxes...............................................................   9
 2.11. No Pending Litigation or Proceedings................................  11
 2.12. Material Contracts..................................................  11
 2.13. Contract Compliance.................................................  12
 2.14. Compliance with Laws................................................  12
 2.15. Environmental Compliance............................................  13
 2.16. Title...............................................................  15
 2.17. Transactions with Related Parties...................................  15
 2.18. Compensation Arrangements; Bank Accounts............................  16
 2.19. Labor Relations.....................................................  16
 2.20. Insurance...........................................................  16
 2.21. Intellectual Property...............................................  17
 2.22. Employee Benefit Plans..............................................  19
 2.23. Finders' Fees.......................................................  21
 2.24. Inventories.........................................................  21
 2.25. Accounts Receivable.................................................  21
 2.26. Customers and Suppliers.............................................  22
 2.27. Disclosure of Material Information..................................  22

ARTICLE II ADDITIONAL REPRESENTATIONS AND WARRANTIES OF SELLERS AND CORUM    22

 2.1A. Title to and Validity of Stock......................................  22
 2.2A. Authority...........................................................  23
 2.3A. Experience; Investment Intent.......................................  23

ARTICLE III  REPRESENTATIONS AND WARRANTIES OF BUYER                         24

 3.1.  Organization and Good Standing......................................  24
 3.2.  Buyer Stock.........................................................  24
 3.3.  Corporate Power and Authority.......................................  24
 3.4.  Due Authorization...................................................  25
 3.5.  Finders' Fees.......................................................  25
 3.6.  Investment Intent...................................................  25
 3.7.  Consents and Governmental Authorization.............................  25
 3.8.  Non-Contravention...................................................  25
 3.9.  SEC Compliance......................................................  25
 3.10.  No Material Adverse Effect.........................................  26

ARTICLE IV  CONDITIONS TO CLOSING                                            26

 4.1.  Conditions Precedent to Obligations of Buyer........................  26
 4.2.  Conditions Precedent to Obligations of Sellers......................  28

ARTICLE V  TERMINATION OF AGREEMENT                                          29

 5.1.  Grounds for Termination.............................................  29
 5.2.  Effect of Termination...............................................  30

ARTICLE VI  COVENANTS                                                        30

 6.1.  Conduct of Business.................................................  30
 6.2.  No Solicitation, Confidentiality, Etc...............................  32
 6.3.  Maintain Provisions.................................................  32
 6.4.  Necessary Consents..................................................  32
 6.5.  Non-Competition.....................................................  32
 6.6.  Non-Solicitation....................................................  33
 6.7.  Pooling.............................................................  34

ARTICLE VII                                                                  34

 7.1.  Survival............................................................  34
 7.2.  Indemnification.....................................................  34
 7.3.  Method of Asserting Claims..........................................  35
 7.4.  Limitations; Exclusive Remedy; Maximum Indemnification..............  37

ARTICLE VIII  MISCELLANEOUS                                                  37

 8.1.  Notices.............................................................  37
 8.2.  Successors and Assigns..............................................  39
 8.3.  Arbitration.........................................................  39
 8.4.  Costs and Expenses..................................................  39

 8.5.  Public Announcements................................................  39
 8.6.  Headings............................................................  39
 8.7.  Counterparts........................................................  40
 8.8.  Amendment and Waiver................................................  40
 8.9.  Entire Agreement....................................................  40
 8.10.  Governing Law......................................................  40


EXHIBITS
--------

Exhibit A-1    Form of Opinion of Company and Certain of the Sellers' Counsel
Exhibit A-2    Form of Opinion of Certain of the Sellers' Counsel
Exhibit B      Form of Escrow Agreement
Exhibit C      Form of Registration Rights Agreement
Exhibit D      Form of Opinion of Buyer's Counsel
Exhibit E      List of Options

                           STOCK PURCHASE AGREEMENT
                           ------------------------


     STOCK PURCHASE AGREEMENT (the "Agreement") dated as of December 30, 1999 by
                                    ---------
and among SeaChange International, Inc., a Delaware corporation ("Buyer");
                                                                  -----
Digital Video Arts, Ltd., a Delaware corporation (the "Company"); Corum Group,
                                                       -------
Ltd. ("Corum"); and the shareholders of the Company listed on the signature pages hereto (collectively, "Sellers" and individually, a "Seller"), who
                             -------                       ------
collectively own all of the issued and outstanding shares capital stock of the Company.


                                  BACKGROUND


     Sellers collectively own all of the issued and outstanding shares capital stock of the Company (the "Company Stock"). Buyer desires to purchase, and
                           -------------
Sellers desire to sell, the Company Stock on the terms and subject to the conditions set forth in this Agreement.


                                     TERMS


     In consideration of the mutual representations, warranties and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:


                                   ARTICLE I
                                THE TRANSACTION
                                ---------------


     1.1. Sale and Purchase of Stock .  At the Closing referred to in Section
          ---------------------------
1.3 below, each Seller will, severally but not jointly, sell to Buyer, and Buyer will purchase from such Seller, all his or its shares of the Company Stock.


     1.2. Consideration and Payment.  In consideration of the sale and transfer
          -------------------------
of the Company Stock pursuant to Section 1.1 above, the Buyer hereby agrees to issue and deliver to the Sellers and Corum at the Closing an aggregate of 330,000 shares of common stock of the Buyer, $.01 par value per share (the "Buyer Stock"; it being acknowledged and agreed by the parties hereto that the
 -----------
term Buyer Stock includes both "Closing Shares" and "Escrow Shares" and "Corum Shares" as those terms are defined below) (the "Consideration"), subject to the
                                                -------------
delivery of the Escrow Shares as provided in Sections 1.4(b) and 1.5. For purposes of this Agreement and the transactions contemplated hereby, the parties agree that each share of Buyer Stock has a fair market value equal to, and shall be valued at, $30.94553 per share (the "Fair Market Value"), which is the
                                        -----------------
average closing price of the Buyer Stock for the ten (10) business days ending on the day two (2) business days prior to the Closing.


     1.3. Closing Time and Place.  The closing under this Agreement (the
          ----------------------
"Closing") will take place on the date hereof, at the offices of Testa, Hurwitz
 -------
& Thibeault, LLP, 125 High Street, Boston, MA, or at such other time, date or place as Buyer and the Sellers shall mutually agree in writing. The date on which the Closing occurs is sometimes referred to herein as the "Closing Date."
     ------------

     1.4. Deliveries and Proceedings at the Closing.  At the Closing:
          -----------------------------------------

     (a)  Deliveries by Sellers.  Each Seller, severally but not jointly, will
          ---------------------
          deliver to Buyer, (1) free and clear of all liens, security interests, claims and encumbrances (other than restrictions on transfer imposed by federal and state securities laws), certificates for his or its Company Stock, together with duly executed share transfer forms relating to such Company Stock, and (2) the documents and certificates required to be delivered by each such Seller under Section 4.1.

     (b)  Deliveries by Buyer.  Buyer will deliver to each Seller (1) free and
          -------------------
          clear of all liens, security interests, claims and encumbrances, that number of shares of Buyer Stock as is set forth opposite the name of such Seller on Schedule 1.4  (the "Closing Shares"), and (2) the
                         ------------        --------------
          documents and certificates required to be delivered by Buyer under
          Section 4.2. Buyer will deliver to Corum free and clear of all liens, security interests, claims and encumbrances, that number of shares of Buyer Stock as is set forth opposite the name of Corum on Schedule 1.4
                                                                    ------------
          (the "Corum Shares"). The Buyer Stock so delivered will be endorsed with a restrictive legend in accordance with Section 2.3A (e) hereof. Buyer shall also deliver to State Street Bank and Trust Company, N.A. (the "Escrow Agent") 31,291 shares of Buyer Stock, representing ten
                ------------
          percent (10%) of the Consideration other than the Corum Shares (the "Escrow Shares").
           -------------

     (c)  Deliveries by the Company.  The Company and Corum will deliver to
          -------------------------
          Buyer the documents and certificates required to be delivered by it under Section 4.1.

     (d)  Other Deliveries.  The closing certificates, opinions of counsel and
          ----------------
          other documents required to be delivered at the Closing pursuant to this Agreement will be exchanged.


     1.5. Escrow Account. Sellers agree that, notwithstanding any investigation
          --------------
of the business of the Company made by or on behalf of Buyer, at the Closing the Escrow Shares shall be delivered by Buyer to the Escrow Agent for deposit in accordance with the terms of the escrow agreement substantially in the form attached hereto as Exhibit B (the "Escrow Agreement"). Such Escrow Shares shall
                   ---------
be registered in the name of the Escrow Agent or its nominee for the benefit of each Seller in the amounts set forth on Schedule 1.4. All shares deposited with
                                        -------------
the Escrow Agent shall be applied by the Escrow Agent in accordance with the terms of the Escrow Agreement.


     1.6. Default by any Seller.  If any Seller fails to deliver to Buyer at
          ---------------------
the Closing any of the Company Stock to be sold by him or it hereunder, such failure will not relieve any other Seller of any obligation hereunder, and Buyer may (a) acquire the remaining shares of Company

Stock, or (b) refuse to make such acquisition and thereby terminate all of its obligations hereunder, in either case without prejudice to its rights against such defaulting Seller.

     1.7. Tax-Free Reorganization.  The parties hereto intend that the exchange
          -----------------------
of Company Stock for Buyer Stock contemplated by this Agreement shall be pursuant to a reorganization described in Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the "Code"). The Buyer Stock issued in the
                                       ----
reorganization is intended to be issued solely in exchange for the Company Stock, and no other transaction is intended to be an adjustment to the consideration paid for the Company Stock. The amount of Buyer Stock to be received by the Sellers was determined by arms-length bargaining. Buyer represents as of the date hereof, and as of the Closing Date, that it presently intends to continue the historic business of the Company or use a significant portion of the business assets of the Company in a business. In addition, the parties shall (i) comply with the information reporting requirement of Treasury Regulation Section 1.368-3, and (ii) unless there has been a Final Determination that the exchange of Company Stock for Buyer Stock does not constitute a reorganization described in Section 368(a)(1)(B) of the Code, not take a position on any tax returns inconsistent with this Section 1.7. Notwithstanding the foregoing, each of the parties hereto has consulted its own tax advisors with respect to the tax consequences of this transaction, and the Buyer shall not have any obligation, of indemnification or otherwise, in connection with the tax consequences of the transaction to any other party hereto. For purposes of this Section 1.7, a "Final Determination" shall mean (i) with respect to federal Taxes, a "determination" as defined in Section 1313(a) of the Code or execution of an Internal Revenue Service Form 870 or 870AD and, with respect to Taxes other than federal Taxes, any final determination in respect of any Tax or adjusted Tax basis issue that, under applicable law, is not subject to further review, appeal or modification through proceedings or otherwise, (ii) any final disposition of a Tax or adjusted Tax basis issue by reason of the expiration of the applicable statute of limitations, or (iii) the determination by Buyer that such position is required by law or administrative pronouncement.

     1.8  Waiver. The Company and each of the Sellers hereby agrees to waive
          ------
their rights pursuant to Article VI (Certificate of Stock and Transfers) of the Company's By-Laws with respect to the transactions contemplated by this Agreement.


                                   ARTICLE II
         REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SELLERS
         -------------------------------------------------------------

     The Company and each Seller hereby jointly and severally represent and warrant as of the date of this Agreement to Buyer that, except as contemplated by this Agreement and except as set forth in the disclosure schedule attached hereto (the "Disclosure Schedule"), the following are true and correct (For the
             -------------------
purposes of this Article II, unless the context otherwise requires or as otherwise provided, "Company" shall mean and include the Company and its Subsidiaries (as hereinafter defined in Section 2.3), including, without limitation DVAL, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (the "Delaware Subsidiary"), and the Disclosure Schedule shall
                  -------- ----------
specifically indicate matters that relate to the Delaware Subsidiary):

     2.1. Corporate Existence and Power.  (a) The Company (excluding
          -----------------------------
Subsidiaries for purposes of this Section 2.1) is a corporation duly incorporated and validly existing under the laws of the State of Delaware. The Company has all corporate requisite power and authority to own or lease its properties and assets as now owned or leased and is duly qualified to do business as a foreign corporation in each of the states set forth on Schedule
                                                                     --------
2.1(a) hereto and is in good standing in each jurisdiction where the character
------
of the property owned or leased by it or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect on the Company. The Company has all governmental licenses, permits, authorizations, consents and approvals required to carry on its business as now conducted except for such governmental licenses, permits, authorizations, consents and approvals of which the failure to have obtained would not have a Material Adverse Effect on the Company. Wherever used in this Agreement, "Material Adverse Effect," with respect to any person or entity,
            -----------------------
means a material adverse effect or impact on the financial condition, business, properties, assets, liabilities (including contingent liabilities), or results of operations of such person or entity and its affiliated companies and subsidiaries, taken as a whole; provided, however that the effects of any
                                --------  -------
events, circumstances or conditions resulting solely from changes, developments, circumstances or conditions (political, economic, or regulatory) that adversely affect generally the markets where the business of the Company or any of its Subsidiaries is operated or affect generally industries engaged in the consulting, software engineering and project management services (including proposed legislation or regulation by any governmental or regulatory body or the introduction of any technological changes in such industries) will not constitute a Material Adverse Effect.

     (b) The copies of the Company's certificate of incorporation and by-laws, as amended to date, which have been delivered to Buyer, in each case certified by the Company's Secretary, are true, correct and complete and are in full force and effect.

     2.2. Capitalization.  The authorized capital stock of the Company
          --------------
(excluding the Subsidiaries) consists of 50,000,000 shares of common stock, $.01 par value per share (the "common stock"). The authorized capital stock of the
                          ------------
Delaware Subsidiary consists of 1,000 shares of the Delaware Subsidiary's Common Stock, $1.00 par value per share (the "Subsidiary Stock"). Schedule 2.2 sets
                                       ----------------     ------------
forth, as of the date hereof, all outstanding shares of each class of capital stock of the Company (excluding the Subsidiaries) and the Delaware Subsidiary. Except as set forth on Schedule 2.2, there are no outstanding convertible
                       ------------
securities or any other options or rights to acquire capital stock or other equity securities of the Company (excluding the Subsidiaries), of any Subsidiary or of the Delaware Subsidiary. All outstanding shares in the capital of the Company (excluding the Subsidiaries) have been duly authorized and validly issued and are fully paid and are owned by Sellers as shown on Schedule 2.2.
                                                               ------------
All outstanding shares in the capital of the Delaware Subsidiary have been duly authorized and validly issued and are fully paid and are owned by the Company. Except as set forth in this Section or otherwise set forth on Schedule 2.2,
                                                              ------------
there are no outstanding (i) shares of capital stock, other securities or phantom or other equity interests of the Company, (ii) securities of the Company convertible into or exchangeable for shares of capital stock or other securities of the Company or (iii) options or other rights to acquire from the Company any capital stock, other securities or phantom or other equity interests of the Company (the items in clauses (i), (ii) and (iii) being referred to collectively as the "Company Securities"). There are no outstanding obligations
                     ------------------
of the Company or any Subsidiary, actual or contingent, to issue or deliver or to repurchase, redeem or otherwise acquire any Company Securities. Except as set forth on Schedule 2.2, neither the Company nor any of its officers, directors or
         ------------
shareholders has directly or indirectly through an agent promised or otherwise offered to issue or grant Company Securities to any current or former officer or employee of the Company.


     2.3. Subsidiaries.  For the purposes of this Agreement, a "subsidiary" of
          ------------                                          ----------
an entity shall mean a corporation, company or other entity (i) more than 50% of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, limited liability company, joint venture or unincorporated association), but more than 50% of whose ownership interest representing the right to make decisions for such other entity is, now owned or controlled, directly or indirectly, by such entity. "Subsidiary" shall mean any subsidiary of the
                              ----------
Company, including the Delaware Subsidiary.

          (a) Each Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities make such qualification necessary, except for those jurisdictions where failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect. All Subsidiaries and their respective jurisdictions of incorporation are identified on Schedule 2.3. The Delaware Subsidiary has no subsidiaries.
   ------------

          (b) All of the outstanding capital stock of, or other ownership interests in, each Subsidiary is owned by the Company, directly or indirectly, free and clear of any lien, security interest, claim or encumbrance (other than restrictions on transfer imposed by applicable federal and state securities laws) and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests).


     2.4. Consents and Governmental Authorization.  The execution, delivery and
          ---------------------------------------
performance of this Agreement and the consummation of the transactions contemplated hereby by the Company (excluding the Subsidiaries) require no consent, approval or action by or in respect of, or filing with, any third party or U.S. governmental body, agency, official or authority other than:


     (a) compliance with any applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations
                                 --------------
          promulgated thereunder;


     (b)  compliance with any applicable foreign or state securities ("blue
                                                                       ----
          sky") laws; and
          ---

     (c)  the obtaining of the consents indicated on Schedule 2.4.
                                                     ------------
     2.5. Authorization and Enforceability. This Agreement has been duly
          --------------------------------
executed and delivered by the Company (excluding the Subsidiaries) and constitutes the legal, valid and binding obligations of it, enforceable against the Company (excluding the Subsidiaries) in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting the rights and remedies of creditors generally, provided that no representation or warranty is made as to the availability of any equitable or other specific remedy upon any breach of this Agreement.

     2.6. Non-Contravention.  Except as disclosed on Schedule 2.6, the execution
          -----------------                          ------------
and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement and the compliance with the terms, conditions and provisions of this Agreement by the Company (excluding the Subsidiaries) and such Seller covered by (S)2.2A, will not (a) contravene any provision of the Company's (excluding the Subsidiaries) certificate of incorporation or by-laws, as amended to date; (b) assuming compliance with
Section 2.4 of this Agreement conflict with or result in a breach of or constitute a default (or an event which might, with the passage of time or the giving of notice or both, constitute such a default) under any of the terms, conditions or provisions of any indenture, mortgage, loan or credit agreement or any other agreement or instrument to which the Company (excluding the Subsidiaries) is a party or by which its or any of its assets may be bound or affected, or any judgment or order of any domestic court or governmental department, commission, board, agency or instrumentality, or any applicable law, rule or regulation; (c) result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the Company's (excluding the Subsidiaries) assets or give to others any interests or rights therein; (d) result in the maturation or acceleration of any liability or obligation of the Company (excluding the Subsidiaries) (or give others the right to cause such a maturation or acceleration); or (e) assuming compliance with the matters referred to in Section 2.4, contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to the Company.

     2.7. Financial Statements.  The Company has delivered to Buyer the
          --------------------
following financial statements (the "Financial Statements"):
                                     --------------------

     (i) The Company's financial statements individually prepared for the fiscal year ended March 31, 1999 (the "Year End Financial Statements"); and
                                     -----------------------------

     (ii) The Company's financial statements individually prepared for the three
     (3) month period ended June 30, 1999, and the six (6) month period ended September 30, 1999 (the "Interim Financials").
                              ------------------

     Except as set forth in Schedule 2.7, the Financial Statements: (a) present
                            ------------
fairly in all material respects the financial position of the Company as of the dates thereof, and the results of its operations for the periods covered thereby and (b) have been compiled by Independent Certified Public Accountants in accordance with Statements on Standards for Accounting and

Review Services established by the American Institute of Certified Public Accountants. The Delaware Subsidiary's Financial Statements have been prepared on the cash basis of accounting, (OCBOA) which is another comprehensive basis of accounting other than GAAP. The Financial Statements include all material accruals, but omit disclosure and the Statement of Cash Flows as required by GAAP. The interim financial statements are subject to normal year end adjustments. All references in this Agreement to the "Balance Sheet" shall mean
                                                      -------------
the balance sheet of the Company as of September 30, 1999 included in the Financial Statements and all references to the "Balance Sheet Date" shall mean
                                                ------------------
September 30, 1999. As used in this Agreement, the term "to such Seller's knowledge" or phrases of similar import shall mean the actual knowledge of such Seller.

     2.8. No Undisclosed Material Liabilities.  The Company has no material
          -----------------------------------
liability of any nature, whether accrued, absolute, or contingent, except for liabilities that are (a) properly reflected on the Balance Sheet, (b) incurred in the ordinary course of business since the Balance Sheet Date, (c) incurred in connection with or as a result of the transactions contemplated by this Agreement or (d) disclosed on Schedule 2.8 hereto.
                              ------------

     2.9  No Material Adverse Changes. Since the Balance Sheet Date, except as
          ---------------------------
indicated on Schedule 2.9 and except as otherwise contemplated by this
             ------------
Agreement, there has not been:


     (a) Any material adverse change in the financial condition, assets, liabilities, operations, or business of the Company, except changes in the ordinary course of business which, individually or in the aggregate, have not had or would not reasonably be expected to have, a Material Adverse Effect on the Company;

     (b) Any damage, destruction or loss, whether or not covered by insurance, adversely affecting the properties or business of the Company, which, individually or in the aggregate, has had, or would reasonably be expected to have, a Material Adverse Effect on the Company;

     (c) Any declaration, setting aside or payment of a dividend or other distribution in respect of any of the capital stock of the Company, or any redemption, purchase or other acquisition of any capital stock of the Company or of any rights to purchase such capital stock or securities convertible into or exchangeable for such capital stock;

     (d) Any increase in the salaries or other compensation payable or to become payable to, or any advance (excluding advances for business expenses in the ordinary course) or loan to, any officer, director, employee, agent or shareholder of the Company (except normal annual merit increases made in the ordinary course to non-officer employees), or any increase in, or any addition to, other benefits (including without limitation any bonus, profit sharing, severance, pension or other plan) to which any of its or their officers, directors, employees or shareholders may be entitled, or any payments to any pension, retirement, profit-sharing, bonus, severance or similar plan except payments made pursuant to the compensation arrangements disclosed on Schedule 2.18 hereto or the
                                                   -------------
            employee benefit plans disclosed on Schedule 2.22 hereto, or any
                                                -------------
            other payment of any kind to or on behalf of any such officer, director, employee or shareholder other than payment of base compensation and reimbursement for reasonable business expenses in the ordinary course;


     (e) Any making or authorization of a capital expenditure in excess of $10,000 for any single project;

     (f) Any sale, transfer or other disposition of any assets of the Company, except sales of inventory in the ordinary course or other sales in the ordinary course;

     (g) Any payment, discharge or satisfaction of any liability or obligation (whether accrued, absolute, contingent or otherwise) by the Company, other than the payment, discharge or satisfaction, in the ordinary course of business, of liabilities or obligations shown or reflected on the Balance Sheet or incurred in the ordinary course of business since the Balance Sheet Date;

     (h) Any change by the Company in any method of accounting or accounting practice, except for such changes as are required by reason of a concurrent change in GAAP;

     (i) Any creation, incurrence, assumption or guarantee by the Company of any obligations or liabilities (whether absolute, accrued or contingent), except in the ordinary course of business, or any creation, incurrence, assumption or guarantee by the Company of any indebtedness for money borrowed;

     (j)    any recapitalization or reorganization; or

     (k) any amendment or other change (or any authorization to make such an amendment or change) to the Company's certificate of incorporation or by-laws.

     2.10.  Taxes.
            -----

            (a) Taxes Definitions. The following terms, as used herein, have the
                -----------------
following meanings:

            "Taxes" means all federal, state, local, foreign net income,
             -----
alternative or add-on minimum tax, estimated, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, capital profits, lease, service, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit taxes, customs, duties and other taxes, governmental fees and other like assessments and charges of any kind whatsoever, together with all interest, penalties, additions to tax and additional amounts with respect thereto, and the term "Tax"
                                                                            ---
means any one of the foregoing Taxes.

            "Tax Returns" means all returns, declarations, reports, claims for
             -----------
refund, information statements and other documents relating to Taxes, including all schedules and attachments thereto, and including all amendments thereof, and the term "Tax Return" means any one of the foregoing Tax Returns.
          ----------

            "Tax Authority" means any governmental authority responsible for the
             -------------
imposition of any Tax.

            (b) Each of the Company (excluding the Subsidiaries for this Section 2.10) and its Subsidiaries has timely filed all Tax Returns required to be filed and has timely paid all Taxes owed (whether or not shown as due on such returns), including, without limitation, all Taxes which any of the Company and its Subsidiaries is obligated to withhold for amounts paid or owing to employees, creditors and third parties. All such Tax Returns were complete and correct in all respects, and such Tax Returns correctly reflected the facts regarding the income, business, assets, operations, activities, status and other matters of each of the Company and its Subsidiaries and any other information required to be shown thereon. None of the Tax Returns filed by any of the Company and its Subsidiaries or Taxes payable by any of the Company and its Subsidiaries have been the subject of an audit, action, suit, proceeding, claim, examination, deficiency or assessment by any governmental authority, and no such audit, action, suit, proceeding, claim, examination, deficiency or assessment is currently pending or, to the knowledge of the Company, threatened. None of the Company and its Subsidiaries is currently the beneficiary of any extension of time within which to file any Tax Return, and none of the Company and its Subsidiaries has waived any statute of limitation with respect to any Tax or agreed to any extension of time with respect to a Tax assessment or deficiency. All material elections with respect to Taxes affecting any of the Company and its Subsidiaries, as of the date hereof, are set forth in the Financial Statements or in Schedule 2.10. None of the Tax Returns filed by any of the
                 -------------
Company and its Subsidiaries contains a disclosure statement under former
Section 6661 of the Code or Section 6662 of the Code (or any similar provision of state, local or foreign Tax law).

            (c) None of the Company and its Subsidiaries is a party to any agreement, contract, arrangement or plan that has resulted or would result, separately or in the aggregate, in the payment of (i) any "excess parachute payments" within the meaning of Section 280G of the Code (without regard to the exceptions set forth in Sections 280G(b)(4) and 280G(b)(5) of the Code) or (ii) any amount for which a deduction would be disallowed or deferred under Section 162 or Section 404 of the Code. None of the Company and its Subsidiaries has agreed to make any adjustment under Section 481(a) of the Code (or any corresponding provision of state, local or foreign Tax law) by reason of a change in accounting method or otherwise, and will not be required to make such an adjustment as a result of the transactions contemplated by this Agreement. None of the Company and its Subsidiaries is, or has been, a U.S. real property holding company (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

            (d) None of the assets of any of the Company and its Subsidiaries is property which is required to be treated as being owned by any other Person pursuant to the so-called "safe harbor lease" provisions of former Section 168(f)(8) of the Code. None of the assets of any of the Company and its Subsidiaries directly or indirectly secures any debt the interest on which is tax exempt under Section 103(a) of the Code. None of the assets of any of the Company and its Subsidiaries is "tax-exempt use property" within the meaning of Section 168(h) of the Code. No claim has ever been made by a Tax Authority in a jurisdiction where any of the Company and its Subsidiaries does not file Tax Returns that any of the Company and its Subsidiaries is or may be subject to Tax in that jurisdiction. None of the Company and its Subsidiaries has participated in an international boycott as defined in Section 999 of the Code. No portion of the Consideration is subject to the Tax withholding provisions of Section 3406 of the Code, or of Subchapter A of Chapter 3 of the Code or of any other provision of law. None of the Company and its Subsidiaries is a party to any joint venture, partnership, or other arrangement or contract which could be treated as a partnership for federal income tax purposes. None of the Company and its Subsidiaries has, or has had, a permanent establishment in any foreign country, as defined in any applicable Tax treaty or convention between the United States and such foreign country. None of the shares of outstanding capital stock of any of the Company and its Subsidiaries are subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code. None of the Company and its Subsidiaries has filed a consent pursuant to
Section 341(f) of the Code, relating to collapsible corporations. Schedule 2.10
                                                                  -------------
sets forth each of the Company's and its Subsidiaries' Tax basis in each of their assets.

            (e) None of the Company and its Subsidiaries is a party to any Tax sharing agreement or similar arrangement. None of the Company and its Subsidiaries has been a member of a group filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company), and none of the Company and its Subsidiaries has any liability for the Taxes of any Person (other than any of the Company and its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any corresponding provision of state, local or foreign Tax law), as a transferee or successor, by contract, or otherwise. None of the Company and its Subsidiaries has net operating losses or other tax attributes presently subject to limitation under Sections 382, 383 or 384 of the Code, or the federal consolidated return regulations (other than limitations imposed as a result of the transactions contemplated pursuant to this Agreement).

            (f) There are no liens for Taxes upon any of the assets of any of the Company and its Subsidiaries, other than for ad valorem Taxes that are not yet due and payable. The unpaid Taxes of the Company and its Subsidiaries did not, as of the Balance Sheet Date, exceed the reserve for actual Taxes (as opposed to any reserve for deferred Taxes established to reflect timing differences between book and Tax income) as shown on the Balance Sheet as of the Balance Sheet Date, and will not exceed such reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company in filing their Tax Returns. None of the Company and any of its Subsidiaries will incur any liability for Taxes from the Balance Sheet Date through the Closing Date other than in the ordinary course of business and consistent with past practice.

            (g) Schedule 2.10 hereto contains a list of all jurisdictions
                -------------
(whether foreign or domestic) to which any Tax is properly payable by any of the Company and its Subsidiaries.

            (h) All taxes which the Company has been required to collect or withhold have been duly withheld or collected and, to the extent required, have been paid to the proper taxing authority.

            (i) At no time has the Company been included in the federal consolidated income tax return of any affiliated group of corporations.

            (j) Neither the Company nor its Subsidiary has ever filed a consent pursuant to Section 341(f) of the Code (or any corresponding provision of state, local or foreign law) or agreed to have Section 341(f)(2) of the Code (or any corresponding provision of state, local or foreign law) apply to the disposition of any asset owned by it.

     2.11.  No Pending Litigation or Proceedings.  Except as indicated on
            ------------------------------------
Schedule 2.11, there are no actions, suits or proceedings pending or, to such
-------------
Seller's Knowledge, threatened at law or in equity, by or before any United States court or governmental department, agency or instrumentality against the Company or any of its assets or against the directors or officers of the Company with respect to their role as an officer or director of the Company. There are presently no outstanding judgments, decrees, injunction or orders of any court or any governmental or administrative agency against or adversely affecting the Company or any of its businesses.

     2.12.  Material Contracts.  Except as set forth on Schedule 2.12, the
            ------------------                          -------------
Company is not a party to or bound by any lease, contract or commitment, of the following types:

     (a) mortgages, indentures, security agreements or other agreements and instruments relating to the borrowing of money, the extension of credit or the granting of liens or encumbrances;

     (b)    employment and consulting agreements;

     (c)    non-compete and non-notification agreements;

     (d)    union or other collective bargaining agreements;

     (e) licenses of patent, trademark and other intellectual property rights with respect to which the Company is either licensee or licensor (other than licenses generally available to the public);

     (f) any agreement, order or commitment for the purchase of services, raw materials, supplies or finished products from any one supplier for an amount in excess of $10,000;

     (g) any agreement, order or commitment for the sale of products or services for more than $10,000 to any single purchaser;

     (h) contract or option relating to the sale by the Company of any material asset, other than sales of inventory in the ordinary course of business or other sales in the ordinary course;

     (i) any agreement for capital expenditures in excess of $10,000 for any single project;

     (j) any sales agency, manufacturer's representative and distributorship agreement or other distribution or commission agreement with third parties;

     (k)    joint venture agreements;

     (l) any lease agreement for personal property under which it is either lessor or lessee where the aggregate payments during the term of the lease would exceed $25,000; or

     (m)    lease agreements for real property.

     2.13.  Contract Compliance.  All leases, contracts and other commitments
            -------------------
referred to in subsection (a) through subsection (m) of Section 2.12 above are in full force and effect; except as disclosed on Schedule 2.13, neither the
                                                 -------------
Company nor, to such Seller's Knowledge, any other party thereto is in default under any of the terms thereof; and no event has occurred that with the passage of time or the giving of notice or both would constitute a default by the Company, or to the Knowledge of such Seller, any other party under any provision thereof.

     2.14.  Compliance with Laws.  Except as indicated on Schedule 2.14:
            --------------------                          -------------

            (a) The Company has all licenses, permits, franchises, orders, approvals, accreditations, written waivers and other authorizations (including, without limitation, Environmental Permits (as herein defined)) from any United States governmental, regulatory or administrative agency as are necessary in order to enable it to own and conduct its business as currently conducted and to occupy and use its real and personal properties without incurring any material liability. No licenses, registration, filing, application, notice, transfer, consent, approval, order, qualification, waiver or other action of any kind is required by virtue of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby to avoid the loss of any rights pertaining to any such license, permit, franchise, order, approval, accreditation, waiver or authorization. To such Seller's knowledge, the Company is in compliance with the terms and conditions of all such licenses, permits, franchises, orders, approvals, accreditations, waivers and authorizations; and

            (b) To such Seller's knowledge, the Company has conducted and is conducting its business in compliance with applicable federal, state or local laws, statutes, ordinances, regulations, rules or orders or other requirements of any United States governmental, regulatory or administrative agency or authority or court or other tribunal relating to it (including, but not limited to, any law, statute, ordinance, regulation, rule or order relating to securities, properties, business, the Environment (as defined below), products, advertising, sales, employment practices, discrimination, immigration, terms and conditions of employment, wages and hours, safety, occupational health and safety, health or welfare conditions relating to premises occupied (other than the Environmental Laws as set forth in Section 2.15 hereto), employee benefits, plans and programs, product safety and liability or civil rights) and there have not been during the past five (5) years any complaints against the Company pending or, to the knowledge of the Company, threatened before any federal, state or local agency. The Company is not now charged with, is not, to such Seller's knowledge, now under investigation with respect to, and has not, to such Seller's knowledge, been threatened with any violation of any applicable United States law, statute, ordinance, regulation, rule or order relating to any of the foregoing in this clause (b) in connection with the business of the Company, and the Company has filed all material reports required to be filed with any United States governmental, regulatory or administrative agency or authority.

     2.15.  Environmental Compliance.
            ------------------------

     (a)    Environmental Definitions. The following terms, as used herein, have
            -------------------------
the following meanings:

            "CERCLA" means the Comprehensive Environmental Response,
             ------
Compensation and Liability Act of 1980, as amended, and the regulations promulgated thereunder, and court decisions in respect thereof, all as shall be in effect at the time.

            "Environment" means any and all environmental media, including,
             -----------
without limitation, ambient air, surface water, ground water, drinking water supply, land surface or subsurface strata.

            "Environmental Laws" means any and all applicable United States
             ------------------
federal and state, local statutes, laws, regulations, ordinances, rules, orders, decrees, codes, plans, permits, licenses, agreements, or governmental restrictions, relating to the Environment or to emissions, discharges or the Release of any Hazardous Substance into the Environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances or the assessment, clean-up or other remediation thereof.

            "Environmental Permits" means any and all governmental permits,
             ---------------------
licenses, grants, agreements, authorizations, registrations or other governmental approvals or restrictions issued or required under any Environmental Laws.

            "Hazardous Substance" means and any and all toxic, caustic,
             -------------------
radioactive, or otherwise hazardous substances, materials or wastes that are regulated under Environmental Laws, including petroleum, its derivatives, by-products and other hydrocarbons.

            "Release" means any spilling, leaking, pumping, pouring, emitting,
             -------
emptying, discharging, injecting, escaping, leaching, dumping, or disposing into the Environment (including, without limitation, the abandonment or discarding of barrels, containers or other closed receptacles containing any Hazardous Substance).

     (b)  Environmental Representations. Except as indicated on Schedule 2.15:
          -----------------------------                         -------------

          (i) No notice, notification, demand, request for information, citation, summons or order has been received by the Company, and, to such Seller's Knowledge, no complaint has been filed, and no penalty has been assessed or no investigation or review is pending or, to such Seller's Knowledge, overtly threatened by any United States governmental entity, with respect to: (A) any alleged violation by the Company of any Environmental Law; or (B) any alleged failure by the Company to have any Environmental Permit required under any Environmental Law.

          (ii) To such Seller's Knowledge, (A) there are not underground storage tanks, active or abandoned, at property owned or leased by the Company; and (B) no Hazardous Substance has been Released at, on, or under any property owned or leased by the Company.

          (iii) The Company has not transported or arranged for the transportation (directly or indirectly) of any Hazardous Substance to any location which is listed or proposed for listing under CERCLA, or on any similar state list or which is the subject of Federal, state or local enforcement actions for clean-up costs, remedial work, damages to natural resources or for personal injury claims, including, but not limited to, claims under CERCLA.

          (iv) No oral or written notification of a Release of a Hazardous Substance has been filed by or on behalf of the Company and, to such Seller's Knowledge, no property owned or leased by the Company is listed or proposed for listing, on the National Priorities List promulgated pursuant to CERCLA or on any similar state list of sites requiring investigation or clean-up.

          (v) To such Seller's knowledge, there are no liens of record imposed pursuant to any Environmental Law (other than any Permitted Lien) on any of the Company's assets, and no, to such Seller's knowledge, governmental actions have been taken or are in process that could subject any of such assets to such liens.

          (vi) There have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted by or at the request of the Company, or which are in the possession of the Company, in relation to any property or facility owned or leased by the Company that have not been delivered to Buyer prior to the date hereof.

     2.16.  Title. Except as indicated on Schedule 2.16, the Company has good
            -----                         -------------
and marketable title to, or the valid right to use, all of its properties and assets, including the properties and assets reflected in the Balance Sheet (except those disposed of in the ordinary course of business since the Balance Sheet Date), free and clear of any mortgage, pledge, lien, restriction, encumbrance, claim, security interest, charge or any other encumbrance adversely affecting title, except liens for current taxes not yet due and payable (collectively, "Liens") other than Permitted Liens. As used in this Agreement, the term "Permitted Liens" means (i) any Lien for taxes and assessments not yet
          ---------------
past due or otherwise being contested in good faith, (ii) any

Lien arising out of deposits made to secure leases or other obligations of a like nature arising in the ordinary course of Business, (iii) any Lien provided for in any contract listed Schedule 2.16 and not related to any indebtedness for
                           -------------
borrowed money, (iv) any Lien affecting real property that does not secure a monetary obligation, (v) any Lien which does not materially interfere with the use by the Company or any Subsidiary of the property subject thereto or affected thereby (including any easements, rights of way, restrictions, installations of public utilities, title imperfections and restrictions, reservations in land patents, zoning ordinances or other similar Liens), (vi) as to leaseholds, interests of the lessors thereof and Liens affecting the interests of such lessors, and (vii) any Lien set forth on Schedule 2.16 attached hereto.
                                         -------------

     2.17.  Transactions with Related Parties. A "Related Party" means any
            ---------------------------------     -------------
Seller, any of the officers or directors of the Company, any affiliate or relative of any Seller, the Company, or any of their respective officers or directors, or any business or entity in which any Seller, the Company or any affiliate, associate or relative of any such persons has any direct or material indirect interest, it being understood that any interest of 1% or less in any business entity shall not be considered a "direct or material indirect interest" for purposes of this Section 2.17. Since the Balance Sheet Date and except as disclosed on Schedule 2.17, no Related Party has or has had:
             -------------

     (a)   borrowed money from, or loaned money to, the Company;

     (b) any interest in any property or assets used by the Company in its business; or

     (c) engaged in any other transaction with the Company (other than director or employment relationships).

     2.18.  Compensation Arrangements; Bank Accounts. Schedule 2.18 hereto sets
            ----------------------------------------  -------------
forth the following information:

     (a) the names and current salaries and commissions, including any bonuses, if applicable, of all present officers and employees of the Company whose salary and commissions, including any bonuses, equal or exceed $75,000 per annum, together with a statement of the remuneration paid by the Company to each such person and to any director of the Company, during calendar year 1999; and

     (b) the names and locations of all banks, trust companies, savings and loan associations and other financial institutions at which the Company maintains safe deposit boxes or accounts of any nature, the names of all persons authorized to draw thereon, make withdrawals therefrom or have access thereto and the numbers of all such safe deposit boxes or accounts.

     2.19.  Labor Relations. Schedule 2.19 sets forth a true and complete list
            ---------------  -------------
of (a) all directors of the Company, (b) all officers (with offices held) of the Company, (c) all consultants and independent contractors retained by the Company currently or during the last fiscal year who received during the last fiscal year more than $10,000 in fees or payments and (d) all employees of the Company not set forth on Schedule 2.18, including each such employee's
                                -------------
weekly remuneration. Except as disclosed in Schedules 2.18 and 2.19, the Company
                                            --------------     -----
is not a party to any written or oral severance, employment or consulting agreement, or any service agreement which required fees or payments during the prior or current fiscal year of more than $10,000. The Company is not a party to, and none of its employees are subject to, any collective bargaining agreement or other union contract. Except as set forth on Schedule 2.12, the
                                                           -------------
Company is not a party to, and none of its employees are subject to, any agreement that would prevent the Company or its employees from operating the Company's business as conducted or as proposed to be conducted. The Company generally enjoys good relations with its employees. To the knowledge of such Seller, there has been no past or current effort to organize any of its employees.

     2.20.  Insurance. Attached hereto as Schedule 2.20 is a complete list of
            ---------                     -------------
all policies of insurance of which the Company is the owner, insured or beneficiary, or covering any of its property, indicating for each policy the carrier, risks insured, the amounts of coverage, deductible, and premium rate. With respect to each such insurance policy: (a) to such Seller's Knowledge, the policy will remain in full force and effect on identical terms immediately following the consummation of the transactions contemplated hereby; (b) neither the Company nor to such Seller's Knowledge any other party to the policy, is in breach or default (including with respect to the payment of premiums or the giving of notices), and, to such Seller's Knowledge, no event has occurred which, with notice or the lapse of time, would constitute such a breach or default by the Company, or any other party to the policy, or permit termination, modification, or acceleration under the policy; and (c) to such Seller's Knowledge, no party to the policy has repudiated any provision thereof.

     2.21.  Intellectual Property.
            ---------------------

     (a) Schedule 2.21 sets forth a true and complete list and a brief
         -------------
description of each patent and patent application and each registration or application for registration thereof and each trademark, service mark, domain name and copyright registration or application for trademark, service mark, domain name or copyright registration, which, together with all patent rights, trademark rights, service mark rights, trade names, copyrights, and all intellectual, industrial, software or proprietary rights and trade secrets, technology and know-how of the Company, constitutes all of the intellectual property owned by the Company ("Owned Intellectual Property"), and a true and
                                ---------------------------
complete brief description, including a description of any license or sublicense thereof, which constitutes all of the intellectual property licensed or sublicensed by the Company from a third party and all intellectual property (other than intellectual property generally made available to the public) that a third party has authorized the Company to use ("Licensed Intellectual
                                                ---------------------
Property").  Except as otherwise described on Schedule 2.21, in each case where
--------                                      -------------
a registration or patent or application for registration or patent listed on
Schedule 2.21 is held by assignment, the assignment has been duly recorded with
-------------
the state or national Trademark Office from which the original registration issued or before which the application for registration is pending. Except as disclosed on Schedule 2.21, to the Company's knowledge, the rights of the
             -------------
Company in or to such Owned Intellectual Property or Licensed Intellectual Property do not infringe on the rights of any other individual, partnership, firm, corporation, association, trusts or other entity ("Person") and the Company has not received any claim or written
               ------
notice from any Person to such effect.

     (b) Except as disclosed on Schedule 2.21: (i) to Seller's Knowledge, the
                                -------------
Company is the sole and exclusive owner of all the Owned Intellectual Property, free and clear of any security interest, pledge, mortgage, lien (including without limitation, environmental and tax liens), charge, encumbrance, or restriction of any kind (the "Encumbrance") and (ii) no claim, action, suit
                              -----------
inquiry, proceeding or investigation ("Action") has been made or asserted or is
                                       ------
pending or, to the Company's knowledge, threatened against the Company either
(A) based upon or challenging the validity and/or enforceability of any of the Owned Intellectual Property, or seeking to deny or restrict the use by the Company of any of the Owned Intellectual Property or (B) alleging that any services provided, or products manufactured or sold by the Company are being provided, manufactured or sold in violation of any patents or trademarks, or any other rights of any Person. The Company owns or possesses adequate licenses or other rights to use all Owned Intellectual Property necessary or desirable to the conduct of its business as conducted and as proposed to be conducted.
Except as disclosed on Schedule 2.21, to the Company's Knowledge, no Person is
                       -------------
using any patents, copyrights, trademarks, service marks, domain names, trade names, trade secrets or similar property that are confusingly similar to the Owned Intellectual Property or that infringe upon the Owned Intellectual Property or upon the rights of the Company therein. Except as disclosed on
Schedule 2.21, the Company has not granted any license or other right to any
-------------
other Person with respect to the Owned Intellectual Property. The consummation of the transactions contemplated by this Agreement will not result in the termination or impairment of any of the Owned Intellectual Property.

         Without limiting the generality of the foregoing paragraph: (i)
Company has duly registered with Network Solutions the domain name of its sites on the World Wide Web (the "Company Domain Names") located at
                            --------------------
http://www.dval.com, and is the sole registrant of and possesses all rights
-------------------
necessary to use the Company Domain Names; (ii) Company has the sole and exclusive right to operate the Company Website and to use, market, develop, sell, license, display, distribute, publish and transmit all information, content, software and other materials available at the Company Website; (iii) to the Company's knowledge, neither the Company Website, Company's operation thereof, the Company Domain Names nor any of the information, content, software or other materials available at any Company Website infringes upon, violates or constitutes a misappropriation of any proprietary rights of any other person or entity or of any applicable law or regulation; and (iv) to the Company's knowledge, no other person has any interest in, or right or claim to, the Company Website or any part thereof.

     (c) The Company has, or has caused to be, delivered to the Buyer correct and complete copies of all licenses and sublicenses for Licensed Intellectual Property set forth on Schedule 2.21 and any and all ancillary documents
                      -------------
pertaining thereto (including, without limitation, all amendments, consents and evidence of commencement dates and expiration dates). With respect to each of such licenses and sublicenses:

         (i) such license or sublicense, together with all ancillary documents delivered pursuant to the first sentence of this Section 2.21(c), is legal, valid, binding and enforceable with respect to the Company and, to the Company's Knowledge, with respect to every other party thereto, and is in full force and effect with respect to the Company and, to the Company's Knowledge, with respect to every other party thereto, and represents the entire agreement between the respective licensor and licensee with respect to the subject matter of such license or sublicense (as used in this Agreement, the phrase "to the Company's Knowledge" or similar phrases mean the actual knowledge of any of the Sellers);

          (ii)   except as otherwise set forth on Schedule 2.21, such license or
                                                -------------
     sublicense will not cease to be legal, valid, binding and enforceable and in full force and effect on terms identical to those currently in effect as a result of the consummation of the transactions contemplated by this Agreement, nor will the consummation of the transactions contemplated by this Agreement constitute a breach or default under such license or sublicense or otherwise give the licensor or sublicensor a right to terminate such license or sublicense;

          (iii)  except as otherwise disclosed on Schedule 2.21, with respect to
                                                  -------------
     each such license or sublicense: (A) the Company has not received any notice of termination or cancellation under such license or sublicense and no licensor or sublicensor has any right of termination or cancellation under such license or sublicense except in connection with the default of the Company thereunder, (B) the Company has not received any notice of a breach or default under such license or sublicense, which breach or default has not been cured, and (C) the Company has not granted to any other Person any rights, adverse or otherwise, under such license or sublicense;

          (iv)   Except as otherwise disclosed on Schedule 2.21, neither the
                                                -------------
     Company, nor (to the Knowledge of the Company) any other party to such license or sublicense, is in breach or default in any material respect, and no event has occurred that, with notice or lapse of time would constitute such a breach or default or permit termination, modification or acceleration under such license or sublicense;

          (v)    except as set forth on Schedule 2.21, no Actions have been
                                     -------------
     made or asserted or are pending or threatened against the Company either
     (A) based upon or challenging the validity and/or enforceability of any of the Licensed Intellectual Property, or seeking to deny or restrict the use by the Company of any of the Licensed Intellectual Property or (B) alleging that any Licensed Intellectual Property is being licensed, sublicensed or used in violation of any patents or trademarks, or any other rights of any Person; and

          (vi) to the Knowledge of the Company, no Person is using any U.S. patents, or any copyrights, trademarks, domain names, service marks, trade names, trade secrets or similar property that are confusingly similar to the Licensed Intellectual Property or that infringe upon the Licensed Intellectual Property or upon the rights of the Company therein.

     (d) The Company has not received any denial of any pending applications to register trademarks, service marks or copyrights or any pending patent applications.

     (e) The intellectual property set forth on Schedule 2.21, together with all
                                                --------------
patent rights, trademark rights, service mark rights, trade names, copyrights, and all intellectual, industrial, software or proprietary rights and trade secrets, technology and know-how of the Company, and the Licensed Intellectual Property constitutes all the intellectual property used or held or intended to be used by the Company or forming a part of, used, held or intended to be used in, and, to the Knowledge of such Seller, all such intellectual property necessary in the conduct of, the business of the Company and there are no other items of intellectual property that are material to the Company or the Company's business as presently conducted or as expected to be conducted on behalf of Buyer.

     2.22.  Employee Benefit Plans.
            ----------------------

     (a) The following terms, as used herein, having the following meanings:

     "Benefit Arrangement" means each employment, severance or other similar
      -------------------
contract, arrangement or policy (written or oral) and each plan or arrangement (written or oral) providing for severance benefits, insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits or for deferred compensation, profit-sharing, bonuses, stock options, stock appreciation rights or other forms of incentive compensation or post-retirement insurance, compensation or benefits that (i) is not an Employee Plan,
(ii) is entered into, maintained or contributed to, as the case may be, by the Company or any of its ERISA Affiliates and (iii) covers any employee or former employee of the Company.

     "Employee Plan" means each "employee benefit plan," as such term is defined
      -------------
in Section 3(3) of ERISA, that (i) is subject to any provision of ERISA and (ii) is maintained or contributed to by the Company or any of its ERISA Affiliates, as the case may be.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
      -----
amended.

     "ERISA Affiliate" of any entity means any other entity that, together with
      ---------------
such entity, would be treated as a single employer under Section 414 of the Code.

     "Multiemployer Plan" means each Employee Plan that is a multiemployer plan,
      ------------------
as defined in Section 3(37) of ERISA.

     (b) Schedule 2.22 lists each Employee Plan that covers any employee of the
         -------------
Company, copies or descriptions of all of which have previously been made available or furnished to Buyer. With respect to each Employee Plan, the Company has provided the three (3) most recently filed Forms 5500 and an accurate summary description of such plan.

     (c) Schedule 2.22 also includes a list of each Benefit Arrangement of the
         -------------
Company, copies or descriptions of which have been made available or furnished previously to Buyer.

     (d) None of the Employee Plans or other arrangements listed on Schedule
                                                                    --------
2.22 covers any non-United States employee or former employee of the Company
----
(other than with respect to former employees, a right to receive benefits accrued as of the date of termination of employment).

     (e) No "prohibited transaction", as defined in Section 406 of ERISA or
Section 4975 of the Code, has occurred with respect to any Employee Plan.

     (f) Neither the Company nor any ERISA Affiliate maintains or has ever maintained or contributed to a Multiemployer Plan, a "multiple employer plan" as defined in Section 210 of ERISA, or an Employee Plan subject to Title IV of ERISA.

     (g) Each Employee Plan which is intended to be qualified under Section 401(a) of the Code is so qualified and has been so qualified during the period from its adoption to date, and each trust forming a part thereof is exempt from tax pursuant to Section 501(a) of the Code. The Company has furnished to Buyer copies of the most recent Internal Revenue Service determination letters with respect to each such Employee Plan. Each Employee Plan has been maintained in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations, including but not limited to ERISA and the Code, which are applicable to such Employee Plan.

     (h) Each Benefit Arrangement has been maintained in material compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to such Benefit Arrangement.

     (i) With respect to the employees and former employees of the Company, there are no employee post-retirement medical or health plans in effect, except as required by Section 4980B of the Code or, if applicable, state law. No tax under Section 4980B or Section 4980D of the Code has been incurred in respect of any Employee Plan that is a group health plan, as defined in Section 5000(b)(1) of the Code.

     (j) All contributions and payments accrued under each Employee Plan and Benefit Arrangement, determined in accordance with prior funding and accrual practices, as adjusted to include proportional accruals for the period ending on the Closing Date, will be discharged and paid on or prior to the Closing Date except to the extent reflected on the Closing Balance Sheet. There has been no amendment to, written interpretation of or announcement (whether or not written) by the Company or any of its ERISA Affiliates relating to, or change in employee participation or coverage under, any Employee Plan or Benefit Arrangement that would increase materially the expense of maintaining such Employee Plan or Benefit Arrangement above the level of the expense incurred in respect thereof for the fiscal year ended prior to the date hereof.

     (k) Except as disclosed on Schedule 2.22, no employee of the Company will
                                -------------
become entitled to any material bonus, retirement, severance or similar benefit or enhanced benefit solely as a result of the transactions contemplated hereby.

     (l) No provision of this Section 2.22 shall create any third party beneficiary or other rights in any employee or former employee (including any beneficiary or dependent thereof) of the Company in respect of continued employment (or resumed employment) with the Company and no provision of this
Section 2.22 shall create any such rights in any such Persons in respect of any benefits that may be provided, directly or indirectly, under any Employee Plan or Benefit Arrangement or any plan or arrangement that may be established by Buyer or any of its Affiliates. No provision of this Agreement shall constitute a limitation on rights to amend, modify or terminate after the Closing Date any Employee Plan or Benefit Arrangement.

     2.23.  Finders' Fees. Except as set forth on Schedule 2.23, there is no
            -------------                         -------------
investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of the Sellers or the Company which might be entitled to any fee or commission from Buyer or the Company upon consummation of the transactions contemplated by this Agreement.

     2.24   Inventories. The Company has no inventories.
            -----------

     2.25.  Accounts Receivable. Except as disclosed on Schedule 2.25, all of
            -------------------                         -------------
the accounts receivable of the Company shown in the Financial Statements have been reflected in the Financial Statements in accordance with GAAP and are valid and enforceable claims, subject to no set-off or counterclaim, they are not past due in terms and are fully collectible in the ordinary course of business, subject to the reserve for uncollectible accounts set forth in the Financial Statements. The Company has no accounts receivable or loans or notes receivable from any affiliates or from any of its officers, directors, consultants, employees, agents, or shareholders, except for travel advances and expenses in the ordinary course of business.

     2.26.  Customers and Suppliers. Except as reflected on Schedule 2.26, no
            -----------------------                         -------------
supplier is a material sole source of supply to the Company providing products to the Company which can not be replaced with a comparable product of another supplier at a comparable price. Except as set forth on Schedule 2.26, no
                                                        -------------
customer provided sales to the Company in excess of ten percent (10%) of total Company sales for the Company's fiscal year ended March 31, 1999 or for the six months ended September 30, 1999. The Sellers have no knowledge that any of the suppliers or customers of the Company for the Company's fiscal year ended March 31, 1999 and for the six months ended September 30, 1999 has given written notice in the past twelve months of its intention to cancel its relationship with the Company.

     2.27.  Disclosure of Material Information. This Agreement (including the
            ----------------------------------
Schedules, Exhibits and other attachments hereto) and any documents, certificates, or instruments furnished in connection therewith, all taken as a whole, do not contain, with respect to the Company, any untrue statement of a material fact or, to the knowledge of the Sellers, omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

                                  ARTICLE IIA
                          ADDITIONAL REPRESENTATIONS
                          --------------------------
                      AND WARRANTIES OF SELLERS AND CORUM
                      -----------------------------------

Each Seller, severally but not jointly, represents and warrants to, and agrees with, Buyer as follows and Corum, severally but not jointly, represents and warrants to, and agrees with, Buyer solely with respect to Sections 2.1A (Authority) and 2.3A (Experience; Investment Intent):

     2.1A.  Title to and Validity of Stock. Except as set forth in the Escrow
            ------------------------------
Agreement and as set forth on Schedule 2.1A, such Seller now has, and on the
                              -------------
Closing Date will have, good and marketable title to and unrestricted power to vote and sell the Company Stock designated as owned by such Seller opposite such Seller's name on Schedule 2.2, free and clear of any lien and, upon purchase and
                 ------------
payment therefor and delivery to Buyer thereof in accordance with the terms of this Agreement, Buyer will obtain good and marketable title to such Company Stock free and clear of any lien.

     2.2A.  Authority. Such Seller or Corum, as applicable, has the legal
            ---------
power, right and authority to enter into and perform this Agreement and any agreement referenced herein to which such Seller or Corum, as applicable, is a party, and to perform each of his obligations hereunder. The execution, delivery and performance of this Agreement by such Seller or Corum, as applicable, (a) require no action by or in respect of, or filing with, or consent of, any governmental body, agency or official or any other Person and (b) do not contravene, or constitute a default under, any provision of applicable law or regulation or of any agreement, judgment, injunction, order, decree or any other instrument binding upon such Seller or Corum, as applicable. This Agreement has been duly executed and delivered by such Seller and constitutes a valid and binding obligation of such Seller or Corum, as applicable, enforceable against such Seller or Corum, as applicable, in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting the rights and remedies of creditors, provided no representation or warranty is made as to the availability of any equitable or other specific remedy upon any breach of this Agreement. Each of the Sellers and Corum hereby waives any pre-emptive rights which they may have in respect of the Company Stock.

     2.3A.  Experience; Investment Intent.
            -----------------------------

     (a) The Sellers and Corum have carefully reviewed the representations concerning Buyer contained in this Agreement, and have made detailed inquiry concerning Buyer, its business and its personnel; the officers of Buyer have made available to such Sellers and Corum any and all information requested and have answered all inquiries made by such Seller and Corum. Each of the Sellers and Corum has adequate net worth and means of providing for its current needs and contingencies to sustain a complete loss of its investment in Buyer;

     (b) Each of the Sellers and Corum has such knowledge and experience in financial and business matters that he or it is capable of evaluating the merits and risks of the transactions to be consummated hereunder;

     (c) The Buyer Stock being received by the Sellers and Corum is being acquired for the Sellers' and Corum's own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof;

     (d) Each of the Sellers and Corum understands and agrees that (i) the Buyer Stock has not been registered under the Securities Act, and (ii) the Buyer Stock must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration; and

     (e) The Buyer Stock will bear the following legend or substantially similar thereto:

       THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY APPLICABLE STATE OR FOREIGN SECURITIES LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE ACT AND ANY APPLICABLE STATE AND FOREIGN SECURITIES LAWS OR THE AVAILABILITY OF AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.

     2.4A No Pending Litigation or Proceedings. Except as indicated on Schedule
          ------------------------------------                         --------
2.4A, there are no actions, suits or proceedings pending or, to such Seller's
----
Knowledge, threatened at law or in equity, by or before any United States court or governmental department, agency or instrumentality adversely affecting such Seller's Company Stock or such Seller's rights thereto. There are presently no outstanding judgments, decrees, injunctions or orders of any court or any governmental or administrative agency against or adversely affecting such Seller's Company Stock or any Seller's rights thereto.

                                  ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF BUYER
                    ---------------------------------------

Buyer represents and warrants to each Seller and to Corum as follows:

     3.1. Organization and Good Standing. Buyer is a corporation duly
          ------------------------------
organized, validly existing and in good standing under the laws of the State of Delaware.

     3.2. Buyer Stock. The shares of Buyer Stock to be issued to the Sellers
          -----------
pursuant to the terms of this Agreement have been duly authorized, and, when issued in accordance with this Agreement, shall be validly issued, fully paid and non-assessable shares of Buyer Stock. The shares of Buyer Stock to be issued to the Sellers, the Escrow Agent and Corum pursuant to the terms of this Agreement shall be issued free and clear of any lien, security interest, claim or encumbrance (other than restrictions on transfer imposed by federal and state securities laws and except for those restrictions on transfer contemplated herein) and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests). Upon the delivery of the Buyer's Stock to the Sellers, the Escrow Agent and Corum pursuant to the terms of this Agreement, each Seller will obtain good and marketable title to such Buyer Stock free and clear of any adverse claim (other than those imposed by federal and state securities laws and except for those restrictions on transfer contemplated herein).

     3.3. Corporate Power and Authority. Buyer has full corporate power and
          -----------------------------
authority to make, execute, deliver and perform this Agreement and each Collateral Document (as that term is defined below) and the transactions contemplated hereby.

     3.4. Due Authorization. The execution, delivery and performance of this
          -----------------
Agreement, and any agreement referenced herein to which Buyer is a party (including without limitation, the Escrow Agreement, the Registration Rights Agreement and the Option Grant Letters (collectively, the "Collateral Documents")), by Buyer have been duly authorized by all necessary corporate action on the part of Buyer, and each of this Agreement and the Collateral Documents constitutes the legal, valid and binding obligation of Buyer, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting the rights and remedies of creditors generally, provided that no representation or warranty is made as to the availability of any equitable or other specific remedy upon any breach of this Agreement.

     3.5. Finders' Fees. There is no investment banker, broker, finder or other
          -------------
intermediary which has been retained by or is authorized to act on behalf of Buyer which might be entitled to any fee or commission from Sellers or the Company upon consummation of the transactions contemplated by this Agreement.

     3.6. Investment Intent.
          -----------------

     (a) The Company Stock being purchased by Buyer is being acquired for Buyer's own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof; and

     (b) Buyer understands and agrees that (i) the Company Stock has not been registered under the Securities Act, by reason of its issuance in a transaction exempt from registration requirements of the Securities Act pursuant to Section 4(2) thereof and (ii) the Company Stock and the Subsidiary Stock must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration.

     3.7. Consents and Governmental Authorization. Except as set forth on
          ---------------------------------------
Schedule 3.7, the execution, delivery and performance of this Agreement and the
------------
consummation of the
transactions contemplated hereby by Buyer require no consent, approval or action by or in respect of, or filing with, any third party or governmental body, agency, official or authority.

     3.8.   Non-Contravention. The execution and delivery of this Agreement and
            -----------------
the Collateral Documents does not, and the consummation of the transactions contemplated by this Agreement and the Collateral Documents and the compliance with the terms, conditions and provisions of this Agreement and the Collateral Documents by Buyer, will not (a) contravene any provision of Buyer's charter or bylaws, as amended or (b) assuming compliance with the matters referred to in
Section 3.6, contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to Buyer.

     3.9.   SEC Compliance. Buyer has timely filed all filings with the United
            --------------
States Securities and Exchange Commission (the "SEC") under the Securities Act
                                                ---
or under Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (each, an "SEC Filing") required to be filed by Buyer pursuant to such acts during the
 ----------
past twelve months and no SEC Filing at the time filed contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading at the time of the public disclosure.

     3.10.  No Material Adverse Effect.  Since the date of Buyer's most recent
            ---------------------------
SEC Filing, there has not been, and Buyer is not aware of, any development that would require an amendment to any SEC Filing or have a Material Adverse Effect on Buyer. There is no pending or, to the best knowledge of Buyer, threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over Buyer or any of its affiliates that would have a Material Adverse Effect on Buyer.


                                  ARTICLE IV
                             CONDITIONS TO CLOSING
                             ---------------------

     4.1.   Conditions Precedent to Obligations of Buyer. The obligations of
            --------------------------------------------
Buyer to proceed with the Closing under this Agreement are subject to the fulfillment prior to or at the Closing of the following conditions (any one or more of which may be waived in whole or in part in writing by Buyer at Buyer's option):

     (a)    Representations and Warranties. The representations and warranties
            ------------------------------
            of the Company and the Sellers contained in Articles II and Article IIA shall be true and accurate on and as of the Closing Date (except to the extent a representation or warranty speaks specifically as of an earlier date) and the Company and Sellers shall have provided Buyer with a certificate executed by the Company and the Sellers, dated as of the Closing Date, to such effect.

     (b)    Covenants. The Company and the Sellers shall have performed and
            ---------
            complied with all of its or his covenants contained herein on or before the Closing Date (to the extent required to be performed on or prior to the Closing Date), and Buyer shall receive a certificate to such effect signed by an officer of the Company and the Sellers.

     (c)  Opinion of Company and Sellers' Counsel. Buyer shall have received
          ---------------------------------------
          from Pepper Hamilton LLP, counsel for the Company and certain of the Sellers an opinion dated the date of the Closing in form and substance reasonably satisfactory to Buyer, to the effect set forth in Exhibit
                                                                       -------
          A-1.  Buyer shall have received from Nagashima & Ohno, counsel for
          ---
          certain of the Sellers an opinion dated the date of the Closing, in form and substance reasonably satisfactory to Buyer, to the effect set forth in Exhibit A-2.
                   -----------

     (d)  Required Consents. Except as set forth on Schedule 4.1(d), all
          -----------------                         ---------------
          consents and approvals of third parties to the transactions contemplated hereby on the part of the Company and the Sellers which are material to the Company (including, without limitation, those disclosed on Schedule 2.4) shall have been obtained for the
                       ------------
          consummation of the transactions contemplated hereby.

     (e)  Litigation. No order of any court or administrative agency shall be
          ----------
          in effect which restrains or prohibits the transactions contemplated hereby or which would limit or adversely affect Buyer's ownership or control of the Company or the business of the Company, and there shall not have been threatened, nor shall there be pending, any action or proceeding by or before any court or governmental agency or other regulatory or administrative agency or commission, (i) challenging any of the transactions contemplated by this Agreement or seeking monetary relief by reason of the consummation of such transactions or (ii) by any present or former owner of any capital stock or equity interest in the Company (whether through a derivative action or otherwise) against the Company or any officer, director or shareholder of the Company in his capacity as such or (iii) which would be reasonably likely to have a Material Adverse Effect on the Company.

     (f)  Governmental Approvals. All authorizations, consents, orders or
          ----------------------
          approvals of, or declarations or filings with, or expiration of waiting periods imposed by, any competent federal, state, local or foreign governmental or regulatory authority necessary for the consummation of the transactions contemplated by this Agreement shall have been filed, occurred or been obtained.

     (g)  Certified Documents. The Company and the Delaware Subsidiary shall
          -------------------
          deliver to Buyer at Closing a copy of their respective certificates of incorporation and by-laws, as amended, as certified by the Secretary or an Assistant Secretary of the Company or the Delaware Subsidiary, as appropriate.

     (h)  Resignation of Officers and Directors. Certain of the officers and
          -------------------------------------
          directors of the Company and the Delaware Subsidiary shall have delivered resignations to Buyer and, effective as of immediately following the Closing, the officers and directors of the Company and the Delaware Subsidiary will be as specified on
          Schedule 4.1(h).
          ---------------

     (i)  Employment Arrangements. Buyer shall have entered into satisfactory
          -----------------------
          employment arrangements with George E. Breen and Stephen Kraiman.

     (j)  Escrow Agreement. The Company, Buyer, Escrow Agent and each Seller
          ----------------
          shall have executed and delivered to the other parties thereto the Escrow Agreement substantially in the form attached hereto as Exhibit
                                                                        -------
          B.
          -

     (k)  Pooling Letter. Buyer will have received an unqualified written
          --------------
          opinion from PricewaterhouseCoopers LLP, Buyer's independent accountants, to the effect that such firm concurs with Buyer's management that no conditions exist that would preclude Buyer from accounting for the acquisition of the Company as a "pooling of interests" under GAAP or any applicable rules and regulations of the SEC.

     (l)  FIRPTA Certificate. The Company shall have either (i) delivered to
          ------------------
          Buyer a properly executed statement satisfying the requirements of Treasury Regulation Sections 1.897-2(h) and 1.1445-2(c)(3) in a form reasonably acceptable to Buyer or (ii) caused each of the Sellers to have executed and delivered to Buyer certificates of non-foreign status satisfying the requirements of Treasury Regulations Section 1.1445-2(b).

     (m)  Company Employee Release Letters. The Company shall have delivered to
          --------------------------------
          the Buyer agreements in a form reasonably acceptable to Buyer whereby
          (i) Mr. Zhengwen Zhang releases the Company from any claim arising in connection with that certain contingent equity promise contained in that certain employment agreement, dated as of August 13, 1999, by and between the Company and Mr. Zhang; and (ii) Mr. Douglas Howell releases the Company from any claim arising in connection with that certain contingent equity promise contained in that certain employment agreement, dated as of September 17, 1999, by and between the Company and Mr. Howell.

     4.2. Conditions Precedent to Obligations of Sellers. The obligations of
          ----------------------------------------------
the Sellers to proceed with the Closing hereunder are subject to the fulfillment prior to or at the Closing of the following conditions (any one or more of which may be waived in whole or in part in writing by all of the Sellers at the Sellers' option):

     (a)  Representations and Warranties. The representations and warranties of
          ------------------------------
          Buyer contained in Article III shall be true and accurate on and as of the Closing Date (except to the extent a representation or warranty speaks specifically as of an earlier date) and Buyer shall have provided the Sellers with a certificate executed by Buyer, dated as of the Closing Date, to such effect.

     (b)  Covenants. Buyer shall have performed and complied with all of its
          ---------
          covenants contained herein on or before the Closing Date (to the extent required to be performed on or prior to the Closing Date), and the Sellers shall receive a certificate to such effect signed by an officer of Buyer.

     (c)  Opinion of Counsel for Buyer. The Sellers and Corum shall have
          ----------------------------
          received from Testa, Hurwitz & Thibeault, LLP, as counsel for Buyer, an opinion dated the date of the Closing in form and substance reasonably satisfactory to the Sellers, to the effect set forth in Exhibit D.
          ---------

     (d)  Required Consents. All consents and approvals of third parties to the
          -----------------
          transactions contemplated hereby on the part of Buyer (including, without limitation, those disclosed on Schedule 3.7) shall have been
                                                 ------------
          obtained for the consummation of the transactions contemplated hereby.

     (e)  Litigation. No order of any court or administrative agency shall be
          ----------
          in effect which restrains or prohibits the transactions contemplated hereby and there shall not have been threatened, nor shall there be pending, any action or proceeding by or before any court or governmental agency or other regulatory or administrative agency or commission, (i) challenging any of the transactions contemplated by this Agreement, (ii) seeking monetary relief by reason of the consummation of such transactions, or (iii) which would reasonably be likely to have a Material Adverse Effect on the Buyer.

     (f)  Governmental Approvals. All authorizations, consents, orders or
          ----------------------
          approvals of, or declarations or filings with, or expiration of waiting periods imposed by, any competent federal, state, local or foreign governmental or regulatory authority necessary for the consummation of the transactions contemplated by this Agreement shall have been filed, occurred or been obtained.

     (g)  Registration Rights Agreement. The Buyer, each Seller and Corum shall
          -----------------------------
          have executed and delivered to the other parties thereto the registration rights agreement substantially in the form of Exhibit C
                                                                     ---------
          hereto (the "Registration Rights Agreement").

     (h)  Employment Arrangements. The Company shall have entered into
          -----------------------
          employment arrangements with George E. Breen and Stephen Kraiman.

     (i)  Option Grants. Effective as of the Closing, Buyer shall have granted
          -------------
          to the Company's employees who shall have accepted employment with the Company or an affiliate of the Company options to purchase a number of Buyer's shares of stock as set forth on Exhibit E, which shall be
                                                  ---------
          exercisable at the last reported sale price of Buyer Stock on the Nasdaq National Market on December 29, 1999 and shall vest at the rate of twenty percent (20%) on the first anniversary of the

            Closing Date and an additional five percent (5%) at the end of each quarter thereafter.


                                   ARTICLE V
                           TERMINATION OF AGREEMENT
                           ------------------------

     5.1.   Grounds for Termination.  This Agreement may be terminated in
            -----------------------
writing at any time prior to the Closing:

      (i) by mutual written agreement of the Company, the Sellers, Corum and Buyer;

     (ii) by either (i) Sellers representing the holders of a majority of the Company Stock or (ii) Buyer, if any of the closing conditions set forth in Section 4.2 or 4.1, respectively, have not been met on or before December 31, 1999; or

     (iii) by either (i) Sellers representing the holders of a majority of the Company Stock or (ii) Buyer, if there shall be any law or regulation that makes the consummation of the transactions contemplated hereby illegal or otherwise prohibited or if consummation of the transactions contemplated hereby would violate any nonappealable final order, decree or judgment of any court or governmental body having competent jurisdiction.

     5.2. Effect of Termination. If this Agreement is terminated as permitted by
          ---------------------
Section 5.1, such termination shall be without liability of either party (or any shareholder, director, officer, employee, agent, consultant or representative of such party) to the other party to this Agreement; provided that if such
                                                  --------
termination shall result from the willful failure of any party to fulfill a condition to the performance of the obligations of another party or from a willful breach by any party to this Agreement, such party shall be fully liable for any and all Damages (as hereinafter defined) incurred or suffered by the other parties as a result of such failure or breach. The provisions of Sections 5.2, 8.3 and 8.4 shall survive any termination hereof pursuant to Section 5.1.


                                  ARTICLE VI
                                   COVENANTS
                                   ---------

     For the purposes of this Article VI, unless the context otherwise requires, "Company" shall mean and include the Company and its Subsidiaries, including, without limitation, the Delaware Subsidiary.

          6.1. Conduct of Business. (a) Interim Conduct of Business of Company.
               -------------------      --------------------------------------
From the date hereof until the Closing, the Company shall operate its business as a going concern consistent with prior practice and in the ordinary course of business (except as may be authorized pursuant to this Agreement or as set forth on Schedule 6.1(a) hereto). Without limiting the
   ---------------
generality of the foregoing, from the date hereof until the Closing, except for transactions contemplated by this Agreement, expressly approved in writing by Buyer or as otherwise indicated on Schedule 6.1(a), the Company shall not:
                                   ---------------

               (i) enter into or amend any employment, bonus, severance or retirement contract or arrangement, or increase any salary or other form of compensation payable or to become payable to any executive or employee other than in the ordinary course of business consistent with prior practice;

               (ii) purchase, lease, or otherwise acquire any real estate or any interest therein;

               (iii) declare, set aside, or pay any dividend or make any other distribution with respect to any equity security;

               (iv) merge or consolidate with or agree to merge or consolidate with, or purchase or agree to purchase all or substantially all of the assets of, acquire securities of, or otherwise acquire any Person;

               (v) sell, lease, or otherwise dispose of or agree to sell, lease or otherwise dispose of any of its assets, properties, rights, or claims, whether tangible or intangible, except in the ordinary course of business consistent with prior practice;

               (vi) authorize for issuance, issue, sell, or deliver any of its own equity securities;

               (vii) split, combine, or reclassify any class of equity security or redeem or otherwise acquire, directly or indirectly, any of its equity securities;

               (viii) incur any liability, guaranty, or obligation (fixed or contingent) other than in the ordinary course of business consistent with prior practice;

               (ix) place or permit to be placed any lien on any of its assets or properties, other than statutory liens arising in the ordinary course of business;

               (x) make or authorize any amendments or changes to its charter or by-laws;

               (xi) make any investment in excess of $10,000, whether singly or in the aggregate, in property, plant, and equipment and other items of capital expenditure;

               (xii) accelerate receivables or delay or postpone payment of any accounts payable or other liability, except in the ordinary course of business consistent with prior practice;

               (xiii) abandon any part of its business; or.

               (xiv) make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes.

     (b)  Interim Conduct of Business of Buyer.  From the date hereof until the
          ------------------------------------
Closing, Buyer shall operate its business as a going concern consistent with prior practice and in the ordinary course of business.

     6.2. No Solicitation, Confidentiality, Etc.    Sellers and the Company
          -------------------------------------
agree that, prior to the termination of this Agreement pursuant to Article V hereof, neither the Company nor any Seller will (i) solicit or negotiate with respect to any inquiries or proposals relating to (x) the possible direct or indirect acquisition of the Company Stock or any other equity security of the Company or of all or a portion of the assets or business of the Company or (y) any merger, consolidation, joint venture or business combination with the Company; or (ii) discuss or disclose either this Agreement or other confidential information pertaining to the Company with any person (except as may be required by law or except as may be required in connection with the transactions contemplated by this Agreement to affiliates, officers, directors, employees and agents of the Company or any of the Sellers) without the prior written approval of Buyer.

     6.3. Maintain Provisions.
          -------------------

     (a) From and after the Closing Date, Buyer will maintain, fulfill and honor, and Buyer will cause the Company to maintain, fulfill and honor, in all respects the obligations of the Company pursuant to charter and bylaw provisions providing for indemnification for and/or exculpation of former or current directors, officers and employees of the Company, as such provisions are existing and in force immediately prior to the Closing Date.

     (b) The provisions of this Section 6.3 are intended to be for the benefit of, and shall be enforceable by, each former or current director, officer and employee of the Company and his or her heirs and representatives, and after the Closing Date may not be amended, altered or repealed as to any party without the express prior written consent of the Sellers.

     6.4. Necessary Consents.  Buyer, the Company and Sellers shall use
          ------------------
reasonable best efforts (i) except as disclosed on Schedule 4.1(d), to obtain
                                                   ---------------
such third party consents as may be necessary or appropriate for the consummation of the transactions provided for herein and (ii) to accomplish the satisfaction of the conditions precedent to Closing contained in Section 4.1 (in the case of the Company and Sellers) and Section 4.2 (in the case of Buyer) on or prior to the Closing Date.

     6.5. Non-Competition.  From and after the Closing, and for the next
          ---------------
succeeding two (2) years (the "Restricted Period"), none of the Sellers shall,
                               -----------------
directly or indirectly, or in whole or in part, (i) engage in any activity which is directly competitive with the business of the Company or the Buyer as conducted during the one (1) year period immediately preceding the Closing or
(ii) become interested in any Person engaged in such activity in any capacity including, but not limited to, as a partner, shareholder, principal, agent, representative, supplier, trustee, employee or consultant. During the Restricted Period, no Seller shall, directly or indirectly, hire or solicit any employee of the Buyer or the Company or encourage, in any way, any such employee to leave such employment. The Sellers hereby acknowledge that any breach or threatened breach of any of the covenants contained herein would cause irreparable harm to the Buyer and that money damages would not, alone, provide an adequate remedy to the Buyer. The Buyer shall have all of the rights and remedies available under law, or in equity, to a party enforcing any such covenants, each of such rights and remedies to be independent of the other and severally enforceable including, but not limited to, the right to have such covenants enforced by any court of competent jurisdiction including, but not limited to, through temporary injunctive relief, temporary restraining order and/or permanent injunctive relief, all without requirement for the posting or provision of any bond or other security, which requirements being hereby expressly waived by the Sellers, and the right to require any Seller who is a violating party to account for, and pay over to the Buyer, all benefits derived or received by such violating party as a result of any breach of such covenant. No Seller who is a violating party shall raise as a defense to the granting of any such relief that the Person requesting any such relief has an adequate remedy at law. Each of the Sellers acknowledges and agrees that the covenants set forth herein are reasonable in duration and scope and in all other respects. If any court determines that any such covenants, or any part thereof, are invalid or unenforceable the remaining covenants shall not thereby be affected and they shall be given full effect, without regard to the invalid portions. If any court determines that all, or any part of, the covenants contained herein are unenforceable, because of the duration or scope of such provision, such court is requested to reduce the duration or scope of such provision, as the case may be, so that, in its reduced form, such provisions shall then be enforceable. The Sellers intend to and do hereby confer jurisdiction to enforce the covenants contained herein upon the courts of any jurisdiction within the United States. If the courts of any one or more of such jurisdictions hold such covenants unenforceable by reason of the breadth of their scope, or otherwise, it is the intention of the parties that such determination not preclude, or in any way affect, the right of the Company or the Buyer to the relief provided above in the courts of any other jurisdiction within the United States as to breaches of such covenant in such other respective jurisdictions, such covenants as they relate to each jurisdiction being, for this purpose, severable and independent covenants. Nothing contained herein shall preclude any party hereto from owning less than 1% of the issued and outstanding capital stock of any corporation whose shares are listed for trading on the New York Stock Exchange, American Stock Exchange or NASDAQ National Market.

     6.6. Non-Solicitation.
          ----------------

     (a) From and after the Closing, and for the next succeeding two (2) years, each of the Sellers agree with the Buyer that it will not, either alone or jointly with any Person or as manager, agent or consultant of any Person directly or indirectly engage, employ, solicit or contact with a view to the engagement or employment by any Person, any employee, officer or manager of the Company or the Buyer or of any customer or current prospect of the Buyer and the Company.

     (b) While the restrictions in (a) above are considered by Buyer, the Company and the Sellers to be reasonable in all the circumstances, it is agreed that if any one or more of such restrictions, taken by itself or themselves together, be adjudged to go beyond what is reasonable in all the circumstances for the protection of Buyer and the Company's legitimate interest but would be adjudged reasonable if any particular restriction was deleted, restricted or limited in any particular manner, then the said restrictions shall apply with such deletions, restrictions or limitations, as the case may be.

     6.7. Pooling.  (a) Buyer, Corum, the Company and each of the Sellers shall
          -------
use all reasonable efforts and shall cooperate fully and shall take all actions as are reasonably necessary to allow the acquisition of the Company by Buyer as contemplated by this Agreement to be accounted for as a "pooling of interests" in accordance with generally accepted accounting principles and applicable accounting pronouncements of the SEC.

          (b) Each Seller and any other person who may be considered an "affiliate" of the Company, as such term is used in Rule 145 under the Securities Act and applicable accounting pronouncements of the SEC (the "Company
                                                                         -------
Affiliates") and Corum hereby agrees that he or it, as applicable, (i) has not
----------
made and will not sell, exchange, transfer, pledge, dispose or otherwise reduce his or its risk relative to any shares of securities of the Company in the 30-day period prior to the Closing, and (ii) will not sell, exchange, transfer, pledge, dispose or otherwise reduce his or its risk relative to any of the shares of Buyer Stock to be received by such person after the Closing until Buyer shall have publicly released a report including the combined financial results of Buyer and the Company for a period of at least 30 days of combined operations of Buyer and the Company.


                                  ARTICLE VII
                                INDEMNIFICATION
                                ---------------

     7.1. Survival.  The representations and warranties of the parties hereto
          --------
contained in this Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith shall survive the Closing for a period of one (1) year. Notwithstanding the preceding sentence, any representation or warranty in respect of which indemnity may be sought under Section 7.2 shall survive the time at which it would otherwise terminate pursuant to the preceding sentence, if notice of the inaccuracy or breach thereof giving rise to such right to indemnity shall have been given to the party against whom such indemnity may be sought prior to such time; provided, however that such representation or warranty shall survive until, but only for the purposes of, the resolution of such claim. The covenants and agreements of the parties hereto contained in this Agreement, any Collateral Document or in any certificate or other writing delivered pursuant hereto shall survive the Closing irrespective of the passage of time.

     7.2.    Indemnification.
             ---------------

     7.2.1. The Sellers shall, jointly and severally with respect to matters set forth in Section 7.2.1(a), and severally but not jointly with respect to the matters set forth in Section 7.2.1(b), indemnify the Company, the Buyer, and their respective employees, officers and directors (other than the Sellers) (the "Buyer Company Persons") in respect of, and hold the Buyer Company Persons
 ---------------------
harmless against, any and all Damages (as hereinafter defined) (the "Buyer
                                                                     -----
Company Damages"):
---------------

     (a) resulting from, relating to or constituting any misrepresentation, breach of any representation or warranty or failure to perform any covenant or agreement of the Company or the Sellers (other than those representations and warranties set forth in Article IIA and the covenants and agreements set forth in Sections 6.5 and 6.6 of this Agreement) contained in this Agreement; or

     (b) resulting from (i) any misrepresentation or breach of any representation or warranty set forth in Article IIA, and any failure of any Seller to have good, valid and marketable title to the issued and outstanding Company Stock held by such Seller, free and clear of all liens, claims, pledges, options, adverse claims or charges of any nature whatsoever or (ii) the failure to perform any of the covenants or agreements set forth in Sections 6.5 and 6.6 of this Agreement;

     For purposes of this Agreement, "Damages" shall mean and include any and
                                      -------
all debts, obligations and other liabilities (whether absolute, accrued, contingent, fixed or otherwise, or whether known or unknown, or due or to become due or otherwise), monetary damages, fines, fees, penalties, interest obligations, deficiencies, losses and expenses (including without limitation amounts paid in settlement, interest, court costs, costs of investigators, fees and expenses of attorneys, accountants, financial advisors and other experts, and other expenses of litigation) incurred or suffered by an Indemnified Person (as hereinafter defined) or any affiliates thereof.

     7.2.2. Buyer shall indemnify the Sellers, and their employees, officers, directors and shareholders (the "Seller Persons") and Corum, and its employees,
                                 --------------
officers, directors and shareholders (the "Corum Persons") in respect of, and
                                           -------------
hold the Seller Persons and Corum Persons harmless against, any and all Damages (the "Seller Damages") resulting from, relating to, or constituting any
      --------------
misrepresentation, breach of any representation or warranty, or failure to perform any covenant or agreement of Buyer contained in this Agreement. For purposes of this Agreement, (i) "Indemnified Persons" shall refer to both Buyer
                                 -------------------
Company Persons, Seller Persons and Corum Persons; and (ii) "Indemnifying
                                                             ------------
Parties" shall refer to both Buyer Company Persons and Seller Persons.
-------

     7.3.   Method of Asserting Claims.
            --------------------------

     (a) The Indemnified Person shall give prompt written notification to the Indemnifying Party of the commencement of any action, suit or proceeding relating to a third party claim for which the indemnification pursuant to this
Article VII may be sought (the "Third Party Claim"), provided, however, that the
                                -----------------
failure to provide such notice shall not release the Indemnifying Party from any obligations under this Article VII except to the extent such Indemnifying Party is materially prejudiced by such failure and shall not relieve such Indemnifying Party from any other obligation or liability that it may have to any Indemnified Person otherwise than under this Article VII. Within 20 calendar days after delivery of such notification, the Indemnifying Party may, upon written notice thereof to the Indemnified Person, assume control of the defense of such Third Party Claim with counsel reasonably satisfactory to the Indemnified Person, provided the Indemnifying Party acknowledges in writing to the Indemnified Person that any damages, fines, costs or other liabilities that may be assessed against the Indemnified Person in connection with such Third Party Claim constitute Damages for which the Indemnified Person shall be entitled to indemnification pursuant to this Article VII. If the Indemnifying Party does not assume control of such defense, the Indemnified Person shall control such defense. The party not controlling the defense of such Third Party Claim may participate therein at its own expense; provided that if the Indemnifying Party assumes control of such defense and the Indemnified Person reasonably concludes that the Indemnifying Party and the Indemnified Person have conflicting interests or different defenses available with respect to such Third Party Claim, then the reasonable fees and expenses of counsel to the Indemnified Person shall be considered "Damages" for purposes of this Agreement. In the event that the Indemnifying Party exercises the right to undertake any such defense against any such Third Party Claim as provided above, the Indemnified Person shall cooperate with the Indemnifying Party in such defense and make available to the Indemnifying Party, at the Indemnifying Party's expense, all witnesses, pertinent records, materials and information in the Indemnified Person's possession or under the Indemnified Person's control relating thereto as is reasonably required by the Indemnifying Party. Similarly, in the event the Indemnified Person is, directly or indirectly, conducting the defense against any such Third Party Claim, the Indemnifying Party shall cooperate with the Indemnified Person in such defense and make available to the Indemnified Person, at the Indemnifying Party's expense, all such witnesses, records, materials and information in the Indemnifying Party's possession or under the Indemnifying Party's control relating thereto as is reasonably required by the Indemnified Person. The party controlling such defense shall keep the other party advised of the status of such Third Party Claim and the defense thereof and shall consider in good faith recommendations made by the other party with respect thereto. The Indemnified Person shall not agree to any settlement of such Third Party Claim without the prior written consent of the Indemnifying Party, which shall not be unreasonably withheld. In addition, the Sellers shall not agree to any settlement of Third Party Claim without the prior written consent of the Indemnified Person, which consent shall not be unreasonably withheld.

     (b) If a third party asserts that an Indemnified Person is liable to such third party for a monetary or other obligation which may constitute or result in Damages for which such Indemnified Person may be entitled to indemnification pursuant to this Article VII, and such

Indemnified Person reasonably determines that it has a valid business reason to fulfill such obligation, then (i) such Indemnified Person shall be entitled to satisfy such obligation, without prior notice to or consent from the Indemnifying Party, (ii) such Indemnified Person may make a claim for indemnification pursuant to this Article VII (in accordance with the provisions of the Escrow Agreement if the Indemnified Person is a Buyer Person), and (iii) such Indemnified Person shall be reimbursed (in accordance with and subject to the provisions of the Escrow Agreement if the Indemnified Person is a Buyer Person) for any such Damages for which it is entitled to indemnification pursuant to this Article VII.

     7.4.  Limitations; Exclusive Remedy; Maximum Indemnification.
           ------------------------------------------------------

     (a) Notwithstanding anything to the contrary herein, except with respect to claims based either on fraud or a breach of Section 2.10 (Taxes), (i) the aggregate liability of the Sellers for Buyer Damages resulting from a misrepresentation or breach of a representation or warranty under Section 7.2.1(a) of this Article VII shall not exceed the aggregate amount of the Escrow Shares (or cash held by the Escrow Agent pursuant to the terms of the Escrow Agreement in Escrow in replacement thereof) and the individual liability of each Seller for Buyer Damages resulting from a misrepresentation or breach of a representation or warranty under Section 7.2.1(a) of this Article VII shall not exceed such Seller's pro rata amount of the Escrow Shares (or cash held by the Escrow Agent pursuant to the terms of the Escrow Agreement in escrow in replacement thereof), and (ii) no indemnification payment by the Sellers with respect to any Buyer Damages otherwise payable pursuant to this Article VII shall be payable until such time as all such Buyer Damages shall aggregate to more than $50,000, at which time all such Buyer Damages payable under this
Article VII shall be payable. Notwithstanding anything to the contrary, except with respect to claims based either on fraud or a breach of Section 2.10 (Taxes), the Buyer Company Persons shall seek recovery solely against, and said recovery shall be limited to, the Escrow Shares (or cash held in escrow by the Escrow Agent pursuant to the terms of the Escrow Agreement in replacement thereof), including for the $50,000 "basket," with respect to, and this Article and the Escrow Agreement shall be the exclusive remedy of Buyer Company Persons for, claims resulting from or relating to any misrepresentation or breach of any representation or warranty under Section 7.2.1(a) of this Article VII.

     (b) Notwithstanding anything to the contrary herein, except with respect to claims based on fraud, (i) the aggregate liability of the Buyer in connection with the indemnification of the Seller Persons pursuant to this Article VII for Damages resulting from a misrepresentation or breach of a representation or warranty under Section 7.2.2 of this Article VII shall in no event exceed the Fair Market Value of the Buyer Stock Shares as defined in Section 1.2, and (ii) no indemnification payment by Buyer with respect to any Damages otherwise payable pursuant to this Article VII shall be payable until such time as all such Damages shall aggregate to more than $50,000, at which time all such Damages payable under this Article VII shall be payable.

                                 ARTICLE VIII
                                 MISCELLANEOUS
                                 -------------

     8.1.  Notices.  All notices, requests for other communications to be given
           -------
by any party to the other parties hereunder shall be in writing and shall be deemed to be properly given when personally delivered, telecopied or sent by commercial courier service (such as Federal Express) or, if mailed, when sent by prepaid first class U.S. mail, either certified or registered, to the addresses set forth below or to such other addresses as the parties may otherwise designate from time to time in writing:

     (a)   If to Buyer, to:

                  SeaChange International, Inc.
                  124 Acton Street
                  Maynard, MA 01754
                  Telecopier No. (978) 897-9590
                  Attention:  William L. Fiedler

           With a required copy to:

                  Testa, Hurwitz & Thibeault, LLP
                  125 High Street
                  Boston, MA 02110
                  Telecopier No. (617) 248-7100
                  Attention: William B. Simmons, Jr., Esq.

     (b)   (i) if to the Company, to:

                  Digital Video Arts, Ltd.
                  715 Twining Road, Suite 107
                  Dresher, PA 19025
                  Telecopier No. (215) 576-7932
                  Attention:  George E. Breen

     (ii)  if to Sellers, to their addresses on Schedule 1.4 hereto.
                                                ------------

     With a required copy to:

                  Pepper Hamilton LLP
                  3000 Two Logan Square
                  18/th/ and Arch Streets
                  Philadelphia, PA  19103
                  Telecopier No. (215) 981-4750

                 Attention:  Michael H. Friedman, Esq.

     (iii) If to Corum, to:

                 Corum Group, Ltd.
                 1500 Bellevue Place
                 10500 Northeast 8/th/ Street
                 Bellevue, WA 98004-4355

     8.2.  Succession and Assignment. This Agreement shall be binding upon and
           -------------------------
inure to the benefit of the parties named herein and their respective successors and permitted assigns. No party to this Agreement may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other parties hereto.

     8.3.  Arbitration. Any dispute, controversy or claim arising out of, in
           -----------
connection with, or in relation to this Agreement or any breach thereof shall be finally settled by arbitration, pursuant to the rules then obtaining of the American Arbitration Association. The arbitration shall be held in Boston, Massachusetts. Any award shall be final, binding and conclusive upon the parties and a judgment upon the award rendered thereon may be entered in any court having jurisdiction thereof. In any such arbitration action, the party which is determined in the arbitration proceeding to be the breaching party under the Agreement shall pay for and bear the cost of all parties' experts, evidence and counsel; provided, however, that if both parties are determined in the arbitration proceeding to be breaching parties, the arbitrator shall assign the responsibility for the payment of such costs based upon the relative nature and extent of the breach by each such party. Notwithstanding anything herein to the contrary, the provisions of this Section 8.3 shall not apply with respect to claims of infringement or violations of the non-competition provisions or non-solicitation provisions of Sections 6.5 and 6.6, respectively, for which Buyer may seek injunctive, legal or equitable relief for such infringement or violation.

     8.4.  Costs and Expenses.  The Buyer shall bear (a) its own expenses
           ------------------
(including without limitation, investment banking, financial advisory fees, counsel fees and accounting fees) and (b) any fees and expenses of Corum owed by the Company to Corum pursuant to the terms of that certain letter agreement, dated December 17, 1998, in each case relating to the transactions contemplated under this Agreement. All legal and accounting expenses of the Company and the Sellers relating to the transactions contemplated under this Agreement shall be borne by the Company. All other expenses of the Company and the Sellers relating to the transactions contemplated under this Agreement shall be borne by the Sellers. All expenses of Corum relating to the transactions contemplated under this Agreement shall be borne by Corum.

     8.5.  Public Announcements.  The parties agree to consult with each other
           --------------------
before issuing any press release or making any public statement with respect to this Agreement or the transactions contemplated hereby and, except as may be required by applicable law or any listing agreement with any national securities exchange, will not issue any such press release or make any such public statement prior to such consultation.

     8.6.  Headings.  The headings preceding the text of the sections and
           --------
subsections hereof are inserted solely for convenience of reference, and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect.

     8.7.  Counterparts.  This Agreement may be executed in two or more
           ------------
counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument.

     8.8.  Amendment and Waiver.  This Agreement may be amended, and Buyer, the
           --------------------
Sellers and Corum may, (a) extend the time for the performance of any of the obligations of any other party, (b) waive any inaccuracies in representations by any other party, (c) waive compliance by any other party with any of the agreements contained herein and performance of any obligations by such other party, and (d) waive the fulfillment of any condition that is precedent to the performance by such party of any of its obligations under this Agreement. To be effective, any such amendment must be in writing and be signed by the Buyer, Corum and each of the Sellers and any waiver must be in writing and signed by the person waiving such right or obligation.

     8.9.  Entire Agreement. This Agreement, the Exhibits and Schedules hereto
           ----------------
and the Collateral Documents, each of which is hereby incorporated herein, set forth all of the promises, covenants, agreements, understandings, representations and warranties between the parties hereto with respect to the subject matter hereof, and supersede all prior and contemporaneous promises, covenants, agreements, understandings, representations and warranties among the parties hereto or inducements or conditions, express or implied, oral or written with respect to the subject matter hereof.

     8.10. Governing Law.  THIS AGREEMENT, INCLUDING THE VALIDITY HEREOF AND
           -------------
THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER, SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY IN SUCH STATE (WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PROVISIONS THEREOF).


                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

                                   BUYER:

                                   SEACHANGE INTERNATIONAL, INC.

                                   By:  /s/ William C. Styslinger, III
                                      --------------------------------
                                      Name: William C. Styslinger, III
                                      Title: President, Chief Executive Officer
                                             and Chairman


                                   COMPANY

                                   DIGITAL VIDEO ARTS, LTD.


                                   By:  /s/ George Breen
                                      --------------------------------
                                      Name: George Breen
                                      Title: President


                                   SELLERS:

                                   INNOTECH CORPORATION

                                   By:  /s/ Larry M. Yoshida
                                      --------------------------------
                                      Name: Larry M. Yoshida
                                      Title: President and Chief Executive
                                             Officer


                                   INNO MICRO CORPORATION


                                   By:  /s/ Yasuo Ryumae
                                      ------------------
                                      Name:  Yasuo Ryumae
                                      Title:  President

                                    /s/ George Breen
                                   -----------------------------------
                                    George E. Breen

                                    /s/ Stephen Kraiman
                                    ----------------------------------
                                    Stephen Kraiman

                                   SOLELY WITH RESPECT TO
                                   ARTICLES I, III, V, VII and XIII AND
                                   SECTIONS 2.2A, 2.3A, and 6.7

                                   CORUM GROUP, LTD.


                                   By:  /s/ Allen Dermody
                                      --------------------------------
                                      Name: Allen Dermody
                                      Title: General Counsel